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                                                                    EXHIBIT C


                           EMPLOYEE STOCKHOLDERS AGREEMENT

      Employee Stockholders Agreement dated as of June 1, 1997 among CSN,
INC., a Delaware corporation (the "COMPANY"), KCSN ACQUISITION COMPANY, L.P., a Delaware limited partnership ("KCSN"), and each of the employees of the Company which have executed this Agreement or have otherwise agreed to be bound by the provisions hereof (the "EMPLOYEE STOCKHOLDERS").

      The parties hereby agree as follows:

      SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms have the indicated meanings:

      "AFFILIATE" of a person means any other person controlling, controlled by or under common control with such person, whether by ownership of voting securities, by contract or otherwise, and in the case of KCSN shall include any member of KCSN and in the case of the Company shall include any officer or director of the Company.

      "BOARD" means the Board of Directors of the Company.

      "CAUSE" means, with respect to any Employee Stockholder, (i) the commission by the Employee Stockholder of theft or embezzlement of Company property or other acts of dishonesty or criminal conduct harmful in any significant respect to the business, property or reputation of the Company or the commission by the Employee Stockholder of other acts harmful in any significant respect to the business, property or reputation of the Company; (ii) the commission by the Employee Stockholder while an employee of the Company or its Affiliates of an act determined in good faith by the Company's Board of Directors to amount to gross, willful or wanton negligence of the Employee Stockholder's duties under the terms of his or her employment; (iii) the refusal by the Employee Stockholder while an employee of the Company or its Affiliates to perform, or substantial neglect of, the duties assigned to the Employee Stockholder by the Company; (iv) any significant violation by the Employee Stockholder of any statutory or common law duty of loyalty to the Company; or
(v) a material breach by the Employee Stockholder of his or her employment agreement (if any) with the Company. The determination of Cause shall be made in good faith by the Board of Directors after written notice to the Employee Stockholder and, in the case of conduct described in clause (iii), (iv) or (v) above, a reasonable opportunity to cure such conduct.

      "COMMON STOCK" means the Company's Nonvoting Common Stock, $.01 par value.

      "EMPLOYEE STOCK" means Stockholder Shares held by the Employee
Stockholders.

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      "FAIR MARKET VALUE" means, the fair market value of a share of Common
Stock as determined in good faith by the Board.

      "INDEPENDENT THIRD PARTY" means any person who does not own in excess of 10% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 10% owner of Common Stock.

      "INVESTOR STOCK" means the Voting Stock held by KCSN, its Affiliates and their Permitted Transferees.

      "EMPLOYEE STOCK" means Stockholder Shares held by the Employee
Stockholders.

      "ORIGINAL COST" means a Employee Stockholder's average original purchase price per share of Employee Stock and held by such Employee Stockholder, as reflected in the records of the Company.

      "PERMITTED TRANSFEREE" is defined in Section 3(c).

      "SALE OF THE COMPANY" means the acquisition of beneficial ownership of a majority or more of the outstanding voting securities of the Company by any person or "group" (as that term is used in Regulation 13D under the Securities Exchange Act of 1934) other than stockholders of the Company as of the date hereof and their respective Affiliates.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "STOCKHOLDER SHARES" means (i) all shares of Common Stock held or deemed to be held by the Employee Stockholders, including all shares of Common Stock acquired pursuant to exercise of Options or conversion of Notes, and (ii) all shares of Common Stock or other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Stockholder Shares shall cease to be such when they have been sold (x) pursuant to a registered public offering under the Securities Act, or (y) to the public pursuant to Rule 144 under the Securities Act or any successor provision.

      "VOLUNTARY TERMINATION" means the voluntary termination of employment by a Employee Stockholder within three years after the date hereof.

      "VOTING STOCK" means the common stock, par value $.01 per share, of the Company.


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      SECTION 2. REPURCHASE ON TERMINATION OF EMPLOYMENT.

      (a) REPURCHASE OPTION.  Upon the termination of a Employee
Stockholder's employment by the Company and its subsidiaries:

          (i) if such termination is for any reason other than for Cause or a Voluntary Termination, the Company may elect to repurchase all but not less than all of the Employee Stock held by such Employee Stockholder and his Permitted Transferees at a cash price per share equal to Fair Market Value (as of the date of termination); and

          (ii) if such termination is for Cause or is a Voluntary Termination, the Company may elect to repurchase all but not less than all of the Employee Stock held by such Employee Stockholder and his Permitted Transferees at a cash price per share equal to the lesser of Fair Market Value (as of the date of termination and Original Cost).

      (b) REPURCHASE PROCEDURE. The Company may exercise its option to purchase Employee Stock pursuant to Section 2(a) by delivery to the Employee Stockholder, within 30 days after the termination of such Employee Stockholder's employment, of a written notice specifying the number of shares of Employee Stock to be repurchased. The closing of any repurchase of securities pursuant to this Section 2 shall take place not later than 90 days following the termination of the Employee Stockholder's employment. The shares of Employee Stock to be repurchased by the Company shall be satisfied (i) first, from the shares of Employee Stock held by the Employee Stockholder at the time of delivery of the Repurchase Notice and (ii) second, if the number of such shares is less than the number of shares to be repurchased by the Company, from the shares of Employee Stock held by the Permitted Transferees of such Employee Stockholder in such proportions as shall be determined by the Employee Stockholder.

      SECTION 3. RESTRICTIONS ON TRANSFER.

      (a) PROHIBITION ON TRANSFERS. No Employee Stock may be sold, transferred, pledged or otherwise disposed of (including by gift) otherwise than in accordance with this Section 3. No Employee Stock may be transferred without the prior written consent of the Company, which will not be unreasonably withheld.

      (b) RIGHT OF FIRST REFUSAL.

          (i) Not less than 30 days prior to any proposed transfer of Employee Stock, the transferring Employee Stockholder shall deliver to the Company a written notice (the "OFFER NOTICE") specifying in reasonable detail the number of shares to be transferred, the identity of the transferee(s), the price (which shall be payable solely in cash) and the other terms and conditions of the proposed transfer. The Company may elect to purchase all but not less than all of the Employee Stock proposed to be transferred upon the terms and conditions specified in the Offer Notice by delivering to the transferring Employee Stockholder a written notice of such election within the 20-day period following its receipt of the Offer


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   Notice (the "ELECTION PERIOD").  The purchase of such shares by the Company shall be consummated within 30 days following expiration of the Election Period.

          (ii) In the event that the Company does not elect to purchase the Employee Stock described in the Offer Notice, during the 30-day period following expiration of the Election Period, the transferring Employee Stockholder may transfer such Employee Stock to the transferee(s) specified in the Offer Notice on terms no more favorable to such transferee(s) than those specified in the Offer Notice. Any shares of Employee Stock not transferred within such 30-day period shall again be subject to
   Section 3(b)(i) in connection with any proposed transfer thereof.

      (c) CERTAIN PERMITTED TRANSFERS. Sections 3(a) and 3(b) shall not apply to transfers of Employee Stock (i) pursuant to Section 5 hereof, or (ii) within a Employee Stockholder's family group (including by will or pursuant to applicable laws of descent and distribution); provided that, in connection with any transfer pursuant to this clause (ii), each transferee (a "PERMITTED TRANSFEREE") agrees in writing to be bound by the provisions of this Agreement. Any shares of Employee Stock transferred to a Permitted Transferee shall continue to be Employee Stock for purposes of this Agreement. A Employee Stockholder's "FAMILY GROUP" means such Employee Stockholder's spouse and lineal descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of such Employee Stockholder, such Employee Stockholder's spouse and/or such Employee Stockholder's lineal descendants.

      SECTION 4. ADDITIONAL RESTRICTIONS ON TRANSFER.

      (a) STOCK LEGEND. The certificates representing Stockholder Shares shall bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _______________, 19__, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYEE STOCKHOLDERS AGREEMENT DATED AS OF JUNE 1, 1997 AMONG CSN, INC. AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.

      (b) OPINION OF COUNSEL. No holder of Stockholder Shares may sell, transfer or dispose of any such stock (other than pursuant to an effective registration statement under the


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Securities Act) without first delivering to the Company upon its request an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

      SECTION 5. SALE OF THE COMPANY. If the holders of a majority of the Investor Stock then outstanding approve the sale of the Company to an Independent Third Party, whether by merger, consolidation, sale of all or substantially all of its assets, sale of all of the outstanding Common Stock or otherwise (an "APPROVED SALE"), the Employee Stockholders shall consent to and raise no objections against such Approved Sale (including exercising any rights of appraisal) and shall take all necessary and desirable actions in their capacities as stockholders in connection with the consummation of such Approved Sale. If the Approved Sale is structured as a sale of stock, the Employee Stockholders shall agree to sell all of their shares of Common Stock and rights to acquire shares of Common Stock on the terms and conditions approved by the holders of a majority of the Investor Stock then outstanding. The obligations of the Employee Stockholders with respect to any Approved Sale are subject to the condition that, upon the consummation of such Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option.

      SECTION 6. LOCK-UP. In the event that any shares of Voting Stock are registered for sale under the Securities Act (other than on Form S-8), each Employee Stockholder agrees that for a period of 180 days from the consummation of any such offering, he shall not offer for sale, sell, or otherwise dispose of, directly or indirectly, any shares of Voting Stock, including any shares of Voting Stock issued on conversion of the Common Stock, or sell or grant options, rights or warrants with respect to any shares of Voting Stock, without the prior written consent of the managing underwriter for any such offering.

      SECTION 7. ASSIGNMENT OF RIGHTS; REPRESENTATIONS ON SALE. The Company may assign to one or more third parties its right to repurchase shares of Employee Stock pursuant to Section 2, subject only to compliance with applicable securities laws. The purchasers of Employee Stock pursuant to Sections 2 and 3 shall be entitled to receive customary representations and warranties from the seller regarding the seller's good title to, and freedom from liens, encumbrances and restrictions on the sale of, such Employee Stock.

      SECTION 8. TRANSFERS IN VIOLATION OF AGREEMENT. Any transfer or attempted transfer of any Stockholder Shares in violation of this Agreement shall be void, and the Company shall not be obligated to record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

      SECTION 9. AMENDMENT AND WAIVER. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company, KCSN, or the Employee Stockholders unless such amendment or waiver is approved in writing by the Company, KCSN, or the holders of at least a majority of the then-outstanding Employee Stock, as the case may be. The failure of any party to enforce any provision of this Agreement


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shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

      SECTION 10. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      SECTION 11. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      SECTION 12. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, KCSN and their respective successors and transferees, and by the Employee Stockholders and their Permitted Transferees, in each case so long as such persons hold Stockholder Shares.

      SECTION 13. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 14. REMEDIES. The Company and KCSN shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and KCSN may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any legal proceedings seeking to enforce any rights or obligations under this Agreement, the prevailing party shall be entitled to recover its attorneys fees and costs in connection with such proceeding from the non-prevailing party.

      SECTION 15. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by telecopy (confirmed in writing) or sent by reputable overnight courier service for next-day delivery (charges prepaid) to the Company or KCSN at their respective addresses set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Employee Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the


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sending party.  Notices will be deemed to have been given hereunder when delivered personally, on the date of transmission if sent by confirmed telecopy (or on the next business day if transmission is not made on a business day) or on the next business day after deposit with a reputable overnight courier service.

      The Company's address is:

          CSN, Inc.
          3478 Buskirk Avenue, Suite 260
          Pleasant Hill, CA 94523
          Attention:  Michael F. Vukelich
          Telecopy:  (510) 935-0799

      KCSN's address is:

          c/o Kohlberg & Company, L.L.C.
          111 Radio Circle
          Mt. Kisco, NY 10549
          Attention:  Samuel Frieder
          Telecopy:  (914) 241-7476

      SECTION 16. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of California.

      SECTION 17. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      SECTION 21. SPOUSAL CONSENT. By his or her signature on this Agreement, each spouse of a Employee Stockholder agrees to be bound by the provisions hereof to the extent of such spouse's interest in any Stockholder Shares and further agrees (i) in the event of the death of such spouse, the surviving Employee Stockholder shall succeed to such deceased spouse's interest in the Stockholder Shares held by such Employee Stockholder on the date of death, (ii) in the event of separation or dissolution of marriage, the Employee Stockholder shall have the right to purchase the spouse's interest in the Stockholder Shares held by such Employee Stockholder at Fair Market Value (as defined in Section 1), and (iii) any decree of divorce or dissolution of marriage, separate maintenance agreement or property settlement between any Employee Stockholder and his or her spouse shall include a provision granting such Employee Stockholder such spouse's entire interest in the Stockholder Shares held by such Employee Stockholder as part of the division of the community property or separate property of the marriage.


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      SECTION 23.   TERMINATION; SURVIVAL.  This Agreement (other than
Section 6 hereof) shall terminate and be of no further force and effect upon consummation of the Company's initial public offering of Common Stock under the Securities Act. This Agreement shall terminate in its entirety on the tenth anniversary of the date hereof.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           CSN, INC.


                           By:
                               ----------------------------------
                               Michael Vukelich
                               Chief Executive Officer

                           KCSN ACQUISITION COMPANY, L.P.

                           By KCSN Management Company, L.P.
                              Its General Partner

                              By KCSN G.P., Inc.
                                 Its General Partner



                           By:
                              ------------------------------------
                              Samuel P. Frieder
                              Vice President


                           EMPLOYEE STOCKHOLDERS:





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